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                                     December 30, 2004




The Victory Institutional Funds
3435 Stelzer Road
Columbus, Ohio 43219

                  Re:      The Victory Institutional Funds
                           Post-Effective Amendment No. 1
                           File Nos. 333-115476; 811-21584
                           -------------------------------

Gentlemen:

      We hereby consent to the reference to our firm as counsel in the above-referenced Amendment and to the incorporation by reference of our opinion dated August 3, 2004 as an exhibit to this Amendment.

                                  Very truly yours,

                                  /s/ Kramer Levin Naftalis & Frankel LLP


                                  Kramer Levin Naftalis & Frankel LLP